UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 1, 2007

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10611 Harwin Drive, Suite 402, Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02            Results of Operations and Financial Condition.

On June 4, 2007, we issued a press release announcing our operating results for the third quarter of fiscal year 2007.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

On June 1, 2007, David L. Hatcher resigned as Chief Executive Officer and was replaced in that position by J. Neal Butler.  Mr. Hatcher will remain on the Company’s Board of Directors and will serve as the Chairman.

Prior to this appointment, Mr. Butler was the company’s President and Chief Operating Officer and a director.  He joined the company in 2004 as its Chief Operating Officer, and became a director in 2007.  Mr. Butler has an existing employment agreement with us, but there have been no amendments to that agreement in connection with this change except that we increased his annual base salary by $35,000.

On June 4, 2007 we issued a press release announcing the changes in the Chief Executive Officer.  A copy of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01            Financial Statements and Exhibits

(d)           Exhibits.

99.1         Press Release, dated June 4, 2007

99.2         Press Release, dated June 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: June 5, 2007
John V. Sobchak,
Chief Financial Officer